Consent of Independent Petroleum Engineering Consultants

April 9, 2008

StatoilHydro ASA
Forusbeen 50
N-4035 Stavanger
Norway

Gentlemen:

            We hereby consent to the references to our firm under the heading “Experts” and the incorporation by reference in the Registration Statement on Form S-8 No. 333-121382 and in Registration Statement on Form F-3 No. 333-143339 of our letter dated February 18, 2008, relating to a comparison of estimates prepared by DeGolyer and MacNaughton with those furnished by StatoilHydro ASA of the proved oil, condensate, liquefied petroleum gas, and natural gas reserves as of December 31, 2007, from certain properties owned by StatoilHydro ASA filed in StatoilHydro ASA’s Annual Report on Securities and Exchange Commission Form 20-F for the fiscal year ended December 31, 2007.

                                                                       Very truly yours,

                                                                       /s/ DeGOLYER and MacNAUGHTON

                                                                       DeGOLYER and MacNAUGHTON